UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2009
Chevron Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-368-2	94-0890210

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA	94583

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 842-1000
None

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c) and (d) As described in the press release that is attached hereto as Exhibit 99.1 and incorporated herein by reference, on September 30, 2009, Chevron Corporation’s Chairman of the Board and Chief Executive Officer, Mr. David J. O’Reilly, elected to retire from the Corporation and will resign as a Director, Chairman of the Board and Chief Executive Officer, effective December 31, 2009. Also on September 30, 2009 to be effective December 31, 2009, the Board elected Mr. John S. Watson to the positions of Chairman of the Board and Chief Executive Officer of the Corporation and elected Mr. George L. Kirkland as a Director and to the position of Vice-Chairman of the Board.
As disclosed in the Chevron Corporation 2009 Proxy Statement, the stepmother of Mr. Watson and Mr. Watson’s late father’s estate (of which Mr. Watson, his stepmother and several of his immediate family members are beneficiaries) are receiving payments from a law firm in connection with the firm’s buyout in January 2008 of Mr. Watson’s father’s partnership and real property interests. In late 2008, subsequent to Mr. Watson’s father’s withdrawal from this law firm and death, Chevron retained the firm and expects to pay it approximately $140,000 in fees in 2009.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibit
99.1	Press Release dated September 30, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 30, 2009

CHEVRON CORPORATION
By	/S/ Christopher A. Butner
Assistant Secretary

EXHIBIT INDEX
99.1	Press release issued September 30, 2009.